As filed with the Securities and Exchange Commission on April 28, 2025

Registration No. 333-286437

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SmartKem, Inc.
(Exact name of registrant as specified in its charter)

Delaware	3674	85-1083654
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

011-44-161-721-1514

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Barbra C. Keck

Chief Financial Officer

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

011-44-161-721-1514

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

John D. Hogoboom, Esq.

Tracy F. Buffer, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

(646) 414-6846

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 28, 2025

PRELIMINARY PROSPECTUS

6,402,818 Shares of Common Stock

This prospectus relates to the sale or other disposition by the selling stockholders identified herein or their transferees (the “Selling Stockholders”) of up to 6,402,818 shares of common stock, par value $0.0001 per share, of SmartKem, Inc., consisting of:

(i)	169,784 shares of our common stock issued in our private placement offering that closed on December 20, 2024 (the “PIPE”);

(ii)	930,215 shares of our common stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) issued in the PIPE;

(iii)	2,549,996 shares of our common stock issuable upon the exercise of Class D Common warrants (the “Class D Warrants”) issued in (x) the PIPE and (y) the registered direct offering and concurrent private placement that closed on December 20, 2024 (the “RD Offering” and together with the PIPE, the “Offerings”), including shares of our common stock issuable upon the exercise of pre-funded warrants into which the Class D Warrants are exercisable in certain circumstances;

(iv)	127,499 shares of our common stock issuable upon the exercise of warrants (the “Placement Agent Warrants”) issued to Craig-Hallum Capital Group LLC, our placement agent in connection with the Offerings;

(v)	1,875,324 shares of our common stock issuable upon the conversion of our Series A-1 Convertible Preferred Stock, Stated Value $10,000 per share (the “Series A-1 Preferred Stock”), that became issuable as a result of the reduction of the conversion price of the Series A-1 Preferred Stock to $4.34 in connection with our 2024 restructuring transactions (the “2024 Restructuring”), which includes shares of our common stock that may become issuable upon the exercise of Class C Warrants which are not presently outstanding and into which shares of the Series A-1 Preferred Stock may be convertible in certain circumstances; and

(vi)	750,000 shares of our common stock issuable upon the exercise of Class C Warrants (the “Release Warrants”) issued to The Hewlett Fund LP in connection with the release of certain claims by The Hewlett Fund LP in connection with the 2024 Restructuring.

We will not receive any proceeds from the sale or other disposition of the shares of our common stock by the Selling Stockholders. The Selling Stockholders may sell or otherwise dispose of the shares of our common stock offered by this prospectus from time to time through the means described in this prospectus under the caption “Plan of Distribution.” We have borne and will continue to bear the costs relating to the registration of these shares.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SMTK.” The last reported sale price for our common stock on the Nasdaq Capital Market on April 25, 2025 was $2.31 per share.

You should read this prospectus and any supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary – Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should review the information contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as such risk factors may be updated in our subsequent reports filed with the Securities and Exchange Commission, which are incorporated by reference herein, and as may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2025.

ABOUT THIS PROSPECTUS

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

For investors outside the United States: neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction outside the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities covered hereby and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Additional Information” and “Incorporation of Certain Information by Reference.”

We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Additional Information” and “Incorporation of Certain Information by Reference.”

Unless otherwise stated or the context otherwise indicates, references to “SmartKem,” the “Company,” “we,” “our,” “us,” or similar terms refer to SmartKem, Inc. and its subsidiaries.

PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 5 of this prospectus and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

Overview

We are seeking to change the world of electronics with a new class of transistor developed using our proprietary advanced semiconductor materials that we believe has the potential to revolutionize the display industry. Our TRUFLEX® semiconductor polymers enable low temperature printing processes that are compatible with existing manufacturing infrastructure to deliver low-cost, high-performance displays. Our semiconductor platform can be used in a range of display technologies including MicroLED, miniLED and AMOLED, as well as in applications in advanced chip packaging, sensors and logic.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and as a “smaller reporting company” under applicable SEC regulations. An emerging growth company and a smaller reporting company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports and registration statements, including in the period reports incorporated by reference into this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, as amended, on the effectiveness of our internal controls over financial reporting;

•	reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration statements, including in the period reports incorporated by reference into this prospectus; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will cease to be an emerging growth company on the last day of our fiscal year in which the fifth anniversary of the first sale of our common stock pursuant to our initial registration statement occurs. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non- convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. We will continue to be a smaller reporting company as long as we have a public float (determined as of the end of our second fiscal quarter) of less than $250 million or have annual revenues of less than $100 million as of the last fiscal year for which we have audited financial statements and a public float of less than $700 million.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and in documents that are incorporated herein by reference and may elect to take advantage of other reduced reporting requirements in our future filings with the Securities and Exchange Commission (“SEC”). As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, until those standards apply to private companies. We have elected to take advantage of the benefits of this extended transition period and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Until the date that we are no longer an emerging growth company or affirmatively and irrevocably opt out of the exemption provided by Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), upon issuance of a new or revised accounting standard that applies to our financial statements and that has a different effective date for public and private companies, we will disclose the date on which we will adopt the recently issued accounting standard.

If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

We were incorporated as Parasol Investments Corporation in the State of Delaware on May 13, 2020. SmartKem Limited was incorporated under the laws of England and Wales on July 21, 2008. On February 23, 2021, we completed an exchange with SmartKem Limited and the former shareholders of SmartKem Limited (the “Exchange”) pursuant to which substantially all of the equity interests in SmartKem Limited were exchanged for shares of our common stock, and SmartKem Limited became our wholly owned subsidiary. Immediately following the Exchange, the business of SmartKem Limited became our business and we changed our name to “SmartKem, Inc.” Prior to the Exchange, Parasol Investments Corporation was a “shell” company registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with no specific business plan or purpose until it began operating the business of SmartKem Limited following the closing of the Exchange.

Our principal executive offices are located at Manchester Technology Center, Hexagon Tower, Delaunays Road, Blackley Manchester, M9 8GQ U.K. Our telephone number is 011-44-161-721-1514. Our website address is www.smartkem.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING

The following summary of the offering contains basic information about the offering and our securities and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our securities, please refer to the section titled “Description of Securities.”

Common stock offered by the selling stockholders	6,402,818 shares.

Common stock outstanding as of March 21, 2025	3,620,217 shares

Use of proceeds	We will not receive any proceeds from the sale or other disposition of the shares of our common stock covered hereby by the Selling Stockholders.

Risk factors	Investing in our common stock involves a high degree of risk. Before making an investment decision, you should review the information contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as such risk factors may be updated in our subsequent reports filed with the SEC, which are incorporated by reference herein, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC, and other information in this prospectus for a discussion of the factors you should consider before you decide to invest in our common stock.

NASDAQ Symbol	SMTK

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should review the information contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as such risk factors may be updated in our subsequent reports filed with the SEC, which are incorporated by reference herein, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC, and other information in this prospectus for a discussion of the factors you should consider before you decide to invest in our common stock.

For a description of these reports and information about where you can find them, see “Additional Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about the following:

•	the implementation of our business model and strategic plans for our business, technologies and products;

•	the rate and degree of market acceptance of any of our products or organic semiconductor technology in

•	general, including changes due to the impact of (i) new semiconductor technologies, including MicroLED technology, (ii) the performance of organic semiconductor technology, whether perceived or actual, relative to competing semiconductor materials, and (iii) the performance of our products, whether perceived or actual, compared to competing silicon-based and other products;

•	the timing and success of our, and our customers’, product releases;

•	our ability to develop new products and technologies;

•	our ability to meet management goals;

•	our estimates of our expenses, ongoing losses, future revenue and capital requirements, including our needs for additional financing;

•	our ability to obtain additional funds for our operations and our intended use of any such funds;

•	our ability to remain eligible on an over-the-counter quotation system;

•	our receipt and timing of any royalties, milestone payments or payments for products, under any current or future collaboration, license or other agreements or arrangements;

•	our ability to obtain and maintain intellectual property protection for our technologies and products and our ability to operate our business without infringing the intellectual property rights of others;

•	the strength and marketability of our intellectual property portfolio;

•	our dependence on current and future collaborators for developing, manufacturing or otherwise bringing our products to market;

•	the ability of our third-party supply and manufacturing partners to meet our current and future business needs;

•	our exposure to risks related to international operations;

•	our dependence on third-party fabrication facilities;

•	the impact of the COVID-19 pandemic and any future communicable disease outbreak on our business and operations;

•	our relationships with our executive officers, directors, and significant stockholders;

•	our expectations regarding our classification as a “smaller reporting company,” as defined under Exchange Act,” and an “emerging growth company” under the JOBS Act in future periods;

•	our future financial performance;

•	the competitive landscape of our industry; and

•	the impact of government regulation and developments relating to us, our competitors, or our industry.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein and in the documents incorporated by reference herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as such risk factors may be updated in our subsequent reports filed with the SEC, which are incorporated by reference herein, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC.

Moreover, new risks regularly emerge, and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus and in the documents incorporated by reference in this prospectus are based on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

SHARES OFFERED HEREBY

Shares Offered Hereby

We are registering an aggregate of 6,402,818 shares of our common stock for sale or other disposition by the Selling Stockholders. The shares covered hereby consist of:

(i)	169,784 shares of our common stock issued in our private placement offering that closed on December 20, 2024 (the “PIPE”);

(ii)	930,215 shares of our common stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) issued in the PIPE;

(iii)	2,549,996 shares of our common stock issuable upon the exercise of Class D Common warrants (the “Class D Warrants”) issued in (x) the PIPE and (y) the registered direct offering and concurrent private placement that closed on December 20, 2024 (the “RD Offering” and together with the PIPE, the “Offerings”), including shares of our common stock issuable upon the exercise of pre-funded warrants into which the Class D Warrants are exercisable in certain circumstances;

(iv)	127,499 shares of our common stock issuable upon the exercise of warrants (the “Placement Agent Warrants”) issued to Craig-Hallum Capital Group LLC, our placement agent in connection with the Offerings;

(v)	1,875,324 shares of our common stock issuable upon the conversion of our Series A-1 Convertible Preferred Stock, Stated Value $10,000 per share (the “Series A-1 Preferred Stock”), that became issuable as a result of the reduction of the conversion price of the Series A-1 Preferred Stock to $4.34 in connection with our 2024 restructuring transactions (the “2024 Restructuring”), which includes shares of our common stock that may become issuable upon the exercise of Class C Warrants which are not presently outstanding into which shares of the Series A-1 Preferred Stock may be convertible in certain circumstances(1); and

(vi)	750,000 shares of our common stock issuable upon the exercise of Class C Warrants (the “Release Warrants”) issued to The Hewlett Fund LP in connection with the release of certain claims by The Hewlett Fund LP in connection with the 2024 Restructuring.

(1) The purchase price of the Series A-1 Preferred Stock was $1,000 per share.

For additional information on the transactions referenced above, please see “Additional Information” and “Incorporation of Certain Information by Reference.”

Registration Rights Agreement

In connection with the transactions referenced above, on December 18, 2024, we entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which we agreed to file one or more registration statements on Form S-1 covering the resale or other disposition of the shares of common stock covered hereby (collectively, the “Registrable Securities”). Pursuant to the Registration Rights Agreement, we agreed, among other things, to: (i) file the registration statement of which this prospectus forms a part no later than the earlier of (A) April 25, 2025 and (B) the 10th day after the filing of our Annual Report on Form 10-K for the year ended December 31, 2024; (ii) use our best efforts to cause any registration statement to be declared effective by the SEC as promptly as possible (the date on which the initial registration statement is declared effective by the SEC, the “Effective Date”); and (iii) use our best efforts to keep any such registration statement continuously effective until the date that all of the Registrable Securities covered by such registration statement (X) have been sold thereunder or pursuant to Rule 144, or (Y) may be sold without volume or manner-of-sale restrictions under Rule 144 and without the requirement that the Company be in compliance with the current public information requirement under Rule 144, subject to certain black-out rights. In the event that we fail to timely file a registration statement or comply with certain covenants in the Registration Rights Agreement, we will become subject to liquidated damages calculated as provided in the Registration Rights Agreement.

We have filed the registration statement of which this prospectus forms a part pursuant to the Registration Rights Agreement.

USE OF PROCEEDS

All of the shares of common stock offered by the Selling Stockholders pursuant to this prospectus will be sold or disposed of by the Selling Stockholders for their respective accounts. We will not receive any proceeds from the sale or other disposition of the shares of common stock covered hereby.

SELLING STOCKHOLDERS

This prospectus covers the sale or other disposition by the Selling Stockholders of up to 6,402,818 shares of our common stock. The common stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders, and those issuable to the Selling Stockholders, upon the exercise or conversion of other securities. For additional information regarding the issuances of those shares of common stock and other securities, see “The Offerings.” We are registering the shares of common stock in order to permit the Selling Stockholders to resell or otherwise dispose of the shares from time to time. The Selling Stockholders or any persons (entities or natural persons) who have control over the Selling Stockholders, except as disclosed below, have not held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our common stock or other securities.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of our shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of our shares of common stock and securities exercisable or convertible into shares of common stock, as of March 21, 2025, assuming exercise or conversion of any securities exercisable for or convertible into shares of common stock held by the Selling Stockholders on that date, without regard to any limitations on exercises or conversions. The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders. The fourth column lists the shares of common stock beneficially owned by the Selling Stockholders assuming the sale of all of the shares of common stock covered by this prospectus. The fifth column represents the percentage of our issued and outstanding shares of common stock to be beneficially owned by the Selling Stockholders assuming the sale of all of the shares of common stock covered by this prospectus based on the number of shares of common stock issued and outstanding as of March 21, 2025.

In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale or other disposition of the sum of (i) the number of shares of common stock issued to the Selling Stockholders in the transactions described above and (ii) the maximum number of shares of common stock issuable upon exercise or conversion of related securities, determined as if the outstanding securities were exercised or converted in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise or conversion of such securities.

Under the terms of certain securities held by the Selling Stockholders, a Selling Stockholder may not exercise or convert such securities to the extent such exercise or conversion would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise or conversion, excluding for purposes of such determination shares of common stock issuable upon exercise or conversion of such securities which have not been exercised or converted. The number of shares in the second and fourth columns do not reflect this limitation, but the percentages set forth in the fifth column give effect to such limitations. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Shares Owned prior to Offering		Shares Offered by this Prospectus	Shares Owned after Offering	Percentage of Shares Beneficially Owned after Offering (%) (1)
AIGH Investment Partners, LLC (2)	458,841	(3)	249,396	209,445	9.99
AIGH Investment Partners, LP (2)	3,133,090	(4)	1,972,889	1,160,201	9.99
WVP Emerging Manager Onshore Fund, LLC - AIGH Series (2)	1,052,794	(5)	679,215	373,579	9.99
The Hewlett Fund LP (6)	2,163,063	(7)	1,183,332	979,731	9.3
Lytton-Kambara Foundation (8)	811,668	(9)	499,999	311,669	3.2
Michael M. Kellen Descendants 2012 GST Trust (10)	333,332	(11)	166,666	166,666	1.7
Globis Capital Partners, L.P. (12)	307,153	(13)	166,666	140,487	1.4
Invicta Capital Management, LLC (14)	166,666	(15)	83,333	83,333	*
MYDA Advantage, LP (16)	666,666	(17)	333,333	333,333	3.4
Five Narrow Lane, LP (18)	742,339	(19)	429,449	312,890	3.1
Craig-Hallum Capital Group LLC (20)	127,499	(21)	127,499	-	-
Cavalry Fund I LP (22)	344,701	(23)	218,986	125,715	1.3
WVP Emerging Manager Onshore Fund LLC - Structured Small Cap Lending Series (24)	59,599	(25)	38,029	21,570	*
Walleye Opportunities Master Fund Ltd (26)	441,885	(27)	218,986	222,899	2.2
Jonathan Schechter	38,566	(28)	6,570	31,996	*
Joseph Reda	38,566	(29)	6,570	31,996	*
Jeffrey Berman	20,057	(30)	6,570	13,487	*
Michael Silverman	44,629	(31)	6,570	38,059	*
Dawson James Securities, Inc. (32)	19,650	(33)	4,380	15,270	*
Linda Mackay	4,877	(34)	2,190	2,687	*
Barbara J. Glenns	8,789	(35)	2,190	6,599	*

* Represents less than 1%

(1)	Percentage is based on 3,620,217 shares of common stock outstanding as of March 21, 2025.

(2)	Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company (“AIGH CM”), which is an advisor or sub-advisor with respect to the securities held by AIGH Investment Partners, LP (“AIGH LP”), WVP Emerging Manager Onshore Fund, LLC — AIGH Series, and WVP Emerging Manager Onshore Fund, LLC — Optimized Equity Series, and president of AIGH Investment Partners, LLC (“AIGH LLC”). Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM and directly by AIGH LP and AIGH LLC.

(3)	Includes (i) 66,667 shares of common stock issuable upon exercise of Pre-Funded Warrants, (ii) 66,667 shares of common stock issuable upon exercise of Class D Warrants, (iii) 122,120 shares of common stock issuable upon conversion of Series A-1 Preferred Stock, (iii) 3,500 shares of common stock and (iv) 199,887 shares of common stock issuable upon exercise of other warrants.

(4)	Includes (i) 615,263 shares of common stock issuable upon exercise of Pre-Funded Warrants, (ii) 615,263 shares of common stock issuable upon exercise of Class D Warrants, (iii) 781,106 shares of common stock issuable upon conversion of Series A-1 Preferred Stock, (iii) 95,980 shares of common stock and (iv) 1,025,478 shares of common stock issuable upon exercise of other warrants.

(5)	Includes (i) 169,784 shares of common stock issued in the PIPE, (ii) 48,286 shares of common stock issuable upon exercise of Pre-Funded Warrants, (iii) 218,070 shares of common stock issuable upon exercise of Class D Warrants, (iv) 255,761 shares of common stock issuable upon conversion of Series A-1 Preferred Stock, (v) 34,020 shares of common stock and (vi) 326,873 shares of common stock issuable upon exercise of other warrants.

(6)	Mr. Martin Chopp is the general partner of The Hewlett Fund LP and has voting and investment control over the securities held by The Hewlett Fund LP.

(7)	Includes (i) 116,666 shares of common stock issuable upon exercise of Pre-Funded Warrants, (ii) 316,666 shares of common stock issuable upon exercise of Class D Warrants, (iii) 750,000 Shares of common stock issuable upon exercise of the Release Warrants, (iv) 130,443 shares of common stock and (v) 649,288 shares of common stock issuable upon exercise of other warrants.

(8)	Mr. Laurence Lytton is the President of Lytton-Kambara Foundation and has voting and investment control over the securities held by Lytton-Kambara Foundation.

(9)	Includes (i) 83,333 shares of common stock issuable upon exercise of Pre-Funded Warrants, (ii) 416,666 shares of common stock issuable upon exercise of Class D Warrants and (iii) 311,669 shares of common stock.

(10)	Ms. Denise Kellen is the trustee of Michael M. Kellen Descendants 2012 GST Trust and has voting and investment control over the securities held by Michael M. Kellen Descendants 2012 GST Trust.

(11)	Includes (i) 166,666 shares of common stock issuable upon exercise of Class D Warrants and (ii) 166,666 shares of common stock.

(12)	Mr. Paul Packer is the Managing Member of Globis Capital Partners, L.P. and has voting and investment control over the securities held by Globis Capital Partners, L.P.

(13)	Includes (i) 166,666 shares of common stock issuable upon exercise of Class D Warrants and (ii) 140,487 shares of common stock.

(14)	Mr. Gregory A. Weaver is the President of Invicta Capital Management, LLC and has voting and investment control over the securities held by Invicta Capital Management, LLC.

(15)	Includes (i) 83,333 shares of common stock issuable upon exercise of Class D Warrants and (ii) 83,333 shares of common stock.

(16)	Mr. Jason Lieber is the managing member of MYDA Advisors LLC. MYDA Advisors LLC has voting and investment control over the securities held by MYDA Advantage, LP.

(17)	Includes (i) 333,333 shares of common stock issuable upon exercise of Class D Warrants and (ii) 333,333 shares of common stock.

(18)	Mr. Arie Rabinowitz is a managing member of Five Narrow Lane L.P. and has voting and investment control over the securities held by Five Narrow Lane L.P.

(19)	Includes (i) 166,666 shares of common stock issuable upon exercise of Class D Warrants, (ii) 276,498 shares of common stock issuable upon conversion of Series A-1 Preferred Stock, (iii) 162,032 shares of common stock and (iv) 137,143 shares of common stock issuable upon exercise of other warrants.

(20)

Steve Dyer is the Chief Executive Officer of Craig-Hallum Capital Group LLC and has voting and investment control over the securities held by Craig-Hallum Capital Group LLC. Craig-Hallum Capital Group LLC served as our placement agent in connection with the Offerings.

(21)	Includes 127,499 shares of common stock issuable upon exercise of the Placement Agent Warrants.

(22)	Cavalry Fund I GP LLC, the General Partner of Cavalry Fund I, LP, has discretionary authority to vote and dispose of the shares held by Cavalry Fund I, LP and may be deemed to be the beneficial owner of these shares. Thomas Walsh, in his capacity as CEO of Cavalry Fund I GP LLC, may also be deemed to have investment discretion and voting power over the shares held by Cavalry Fund I, LP. Cavalry Fund I GP LLC and Mr. Walsh each disclaim any beneficial ownership of these shares. The address of this Selling Stockholder is 82 E. Allendale Road, Suite 5B, Saddle River, NJ 07458.

(23)	Includes (i) 230,415 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and (ii) 114,286 shares of common stock issuable upon exercise of other warrants.

(24)	WVP Management, LLC, the Managing Member of WVP Emerging Manager Onshore Fund LLC - Structured Small Cap Lending Series (“WVP”), has discretionary authority to vote and dispose of the shares held by WVP and may be deemed to be the beneficial owner of these shares. Cavalry Fund I Management LLC and Worth Venture Partners, LLC, in their capacity as advisors to WVP, may also be deemed to have investment discretion and voting power of the shares held by WVP. Thomas Walsh, in his capacity as General Partner, CEO, and CIO of Cavalry Fund I Management LLC, may also be deemed to have investment discretion and voting power over the shares held by WVP. Abby Flamholz, in her capacity as Managing Member of WVP Management, LLC and in her capacity as Managing Member of Worth Venture Partners, LLC, may also be deemed to have investment discretion and voting power of the shares held WVP. WVP Management, LLC, Cavalry Fund I Management LLC, Worth Venture Partners, LLC, Mr. Walsh and Ms. Flamholz each disclaim any beneficial ownership of these shares. The address of this Selling Stockholder is 82 E. Allendale Road, Suite 5B, Saddle River, NJ 07458.

(25)	Includes (i) 40,014 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and (ii) 19,585 shares of common stock issuable upon exercise of other warrants.

(26)	Mr. William England is the chief executive officer of the manager of Walleye Opportunities Master Fund Ltd and in such capacity has voting and investment control over the securities held by Walleye Opportunities Master Fund Ltd.

(27)	Includes (i) 230,415 shares of common stock issuable upon conversion of Series A-1 Preferred Stock, (ii) 97,184 shares of common stock and (iii) 114,286 shares of common stock issuable upon exercise of other warrants.

(28)	Includes (i) 6,913 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and (ii) 31,653 shares of common stock issuable upon exercise of other warrants.

(29)	Includes (i) 6,913 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and (ii) 31,653 shares of common stock issuable upon exercise of other warrants.

(30)	Includes (i) 6,913 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and (ii) 13,144 shares of common stock issuable upon exercise of other warrants.

(31)	Includes (i) 6,913 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and (ii) 37,716 shares of common stock issuable upon exercise of other warrants.

(32)	Mr. Richard Aulidino is the president of Dawson James Securities, Inc. and has voting and investment control over the securities held by Dawson James Securities, Inc. of Dawson James Securities, Inc. served as the placement agent in connection with our private placement offering that closed in June of 2023.

(33)	Includes (i) 4,609 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and (ii) 15,041 shares of common stock issuable upon exercise of other warrants.

(34)	Includes (i) 2,305 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and (ii) 2,572 shares of common stock issuable upon exercise of other warrants.

(35)	Includes (i) 2,305 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and (ii) 6,484 shares of common stock issuable upon exercise of other warrants.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the shares of common stock covered hereby and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares of our common stock covered hereby:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares of common stock at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell the shares of common stock covered hereby under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the shares of common stock covered hereby or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver shares of common stock covered hereby to close out their short positions, or loan or pledge shares of common stock covered hereby to broker-dealers that in turn may sell the shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock covered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of common stock covered hereby may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock covered hereby.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock covered hereby. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date on which the shares of common stock covered hereby may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares of common stock covered hereby have been sold pursuant to the registration statement of which this prospectus forms a part or Rule 144 under the Securities Act or any other rule of similar effect. The shares of common stock covered hereby will be resold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock covered hereby may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

For a description of our capital stock, including our common stock and Series A-1 Preferred Stock, and the material terms of our amended and restated certificate of incorporation and our amended and restated bylaws see our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC and Exhibit 4.4 thereto, entitled Description of Securities, which are incorporated by reference in the registration statement of which this prospectus forms a part. See “Incorporation of Certain Information by Reference.”

LEGAL MATTERS

The validity of the shares of our common stock covered by this prospectus will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023 and for the years then ended, incorporated by reference herein have been so incorporated in reliance on the report of Marcum, LLP, an independent registered public accounting firm  (which report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), appearing in our annual report on Form 10-K for the year ended December 31, 2024, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. Pursuant to SEC rules, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and to the registration statement and the exhibits and schedules to the registration statement of which this prospectus forms a part. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.smartkem.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025;

•	our Current Reports on Form 8-K filed with the Commission on January 8, 2025, January 14, 2025, March 4, 2025, March 10, 2025, March 24, 2025, April 4, 2025 and April 22, 2025 (other than any portions thereof deemed furnished and not filed);

•	our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 23, 2025; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 30, 2024 as updated by the Description of Securities set forth on Exhibit 4.4 to our Annual Report on Form 10-K filed with the Commission on March 31, 2025, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. Any statement contained in a document incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to SmartKem, Inc., Attn: Chief Financial Officer, Manchester Technology Center, Hexagon Tower, Delaunays Road, Blackley Manchester, M9 8GQ U.K.. You may also direct any requests for documents to us by telephone at 011-44-161-721-1514.

6,402,818 Shares of Common Stock

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by us in connection with the offering of the securities being registered. All amounts are estimated except the SEC registration fee.

SEC registration fee	$2,309
Accounting fees and expenses	25,000
Legal fees and expenses	50,000
Printing and miscellaneous expenses	5,000
Total	$82,309

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our amended and restated certificate of incorporation provides that to the fullest extent permitted by the DGCL, a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our amended and restated bylaws provide that we shall indemnify and hold harmless our directors and officers to the fullest extent permitted by applicable law, except that we will not be required to indemnify or hold harmless any director or officer in connection with any proceeding initiated by such person unless the proceeding was authorized by our board of directors. Under our amended and restated bylaws, such rights shall not be exclusive of any other rights acquired by directors and officers, including by agreement.

Our amended and restated bylaws provide that we will pay expenses to any director or officer prior to the final disposition of the proceeding, provided, however, that such advancements shall be made only upon receipt of an undertaking by such director or officer to repay all amounts advanced if it should be ultimately determined that such director or officer is not entitled to indemnification under the amended and restated bylaws of or otherwise.

In addition to the indemnification obligations required by our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our directors and officers. These agreements provide for the indemnification of our directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought or threatened to be brought against them by reason of the fact that they are or were our agents.

In connection with our transaction with SmartKem Limited (the “Exchange”), we are also party to an indemnity agreement with our former officers and directors, pursuant to which we agreed to indemnify such former officers and directors for actions taken by them in their official capacities relating to the consideration, approval and consummation of the Exchange and certain related transactions.

Item 15.	Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, the Company made sales of the following unregistered securities:

Issuances To Consultants

On May 27, 2022, we issued 643 shares of common stock at a value of $77.88 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

On June 29, 2022, we issued 10,286 shares of common stock at a value of $70.00 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

On November 29, 2022, we issued 1,021 shares of common stock at a value of $24.50 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On January 13, 2023, we issued 1,429 shares of common stock at a value of $21.00 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On February 27, 2023, we issued 1,508 shares of common stock at a value of $16.45 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

On June 14, 2023, we issued Class B Warrants to purchase up to 34,286 shares of common stock to a consultant in exchange for services rendered. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On June 22, 2023, we issued Class B Warrants to purchase up to 8,572 shares of common stock to a consultant in exchange for services rendered. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On March 7, 2024, we issued 50,000 shares of common stock at a value of $6.95 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On May 2, 2024, we issued 50,000 shares of common stock to a consultant at a value of $9.75 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On September 10, 2024, we issued 30,000 shares of common stock to a consultant at a value of $5.08 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On January 1, 2025, we issued 10,000 shares of common stock to a consultant at a value of $2.90 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On February 3, 2025, we issued 10,000 shares of common stock to a consultant at a value of $3.02 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On March 3, 2025, we issued 10,000 shares of common stock to a consultant at a value of $2.50 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On April 1, 2025, we issued 10,000 shares of common stock to a consultant at a value of $2.90 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On April 23, 2025, we issued 100,000 shares of common stock to a consultant at a value of $2.23 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The Private Placement and Consent Agreements

On June 14, 2023, in the initial closing of a private placement (the “Private Placement”), we sold an aggregate of (i) 9,229 shares our Series A-1 Preferred Stock, initially convertible into an aggregate of 1,054,745 shares of common stock at a conversion price of $8.75 (subject to adjustment in certain circumstances), (ii) 2,950 shares of Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred Stock”), initially convertible into an aggregate of 337,182 shares of common stock at a conversion price of $8.75 (subject to adjustment in certain circumstances), (iii) Class A Warrants to purchase up to an aggregate of 1,391,927 shares of common stock at an exercise price $8.75 per share (subject to adjustment in certain circumstances) and (iv) Class B Warrants to purchase up to an aggregate of 798,396 shares of common stock at an exercise price of $0.35 per share (subject to adjustment in certain circumstances) for aggregate gross proceeds of $12.2 million. The purchase price per share of Series A-1 Preferred Stock or Series A-2 Preferred Stock and accompanying warrants was $1,000.

On June 22, 2023 (the “Second Closing Date”), in the final closing of the Private Placement, we sold an aggregate of (i) 1,870.36596 shares of Series A-1 Preferred Stock, initially convertible into an aggregate of 213,759 shares of common stock at a conversion price of $8.75 (subject to adjustment in certain circumstances), (ii) 100 shares of Series A-2 Convertible Preferred Stock, initially convertible into an aggregate of 11,431 shares of common stock at a conversion price of $8.75 (subject to adjustment in certain circumstances) and (iii) Class A Warrants to purchase up to an aggregate of 225,190 shares of common stock at an exercise price $8.75 per share (subject to adjustment in certain circumstances) for aggregate gross proceeds of approximately $1.97 million. The purchase price per share of Series A-1 Preferred Stock or Series A-2 Convertible Preferred Stock and accompanying warrants was $1,000.

On the Second Closing Date, we issued to the Placement Agents or their designees warrants (the “2023 Placement Agent Warrants”) to purchase up 127,551 shares of common stock. The 2023 Placement Agent Warrants have exercise price of $8.75 per share. The 2023 Placement Agent Warrants will expire five years from the Initial Closing Date.

On January 26, 2024, we entered into a Consent, Conversion and Amendment Agreement (the “2023 Consent Agreement”) with each holder of the Series A-1 Preferred Stock. Pursuant to the 2023 Consent Agreement, each holder of Series A-1 Preferred Stock converted, subject to the terms and conditions of the 2023 Consent Agreement, 90% of its Series A-1 Preferred Stock (the “Conversion Commitment”) into shares of common stock, except as provided below for the Exchanging Holders (as defined below). Pursuant to the 2023 Consent Agreement, in the event the conversion of all of the Series A-1 Preferred Stock held by a holder would have resulted in such Holder acquiring shares of common stock in excess of its Beneficial Ownership Limitation (as defined in the Purchase Agreement) (an “Exchanging Holder”), such Exchanging Holder agreed to (i) convert its shares of Series A-1 Preferred Stock subject to its Conversion Commitment into shares of common stock up to its Beneficial Ownership Limitation, and (ii) exchange all of its remaining shares of Series A-1 Preferred Stock subject to its Conversion Commitment for Class C Warrants covering the shares of common stock that would have been issued to such Holder but for the Beneficial Ownership Limitation (the “Series A-1 Exchange”). The Class C Warrants have an exercise price of $0.0001, became exercisable upon issuance and will expire when exercised in full. The Class C Warrants may be exercised for cash or on a cashless basis at the election of the Exchanging Holder. The Class C Warrants may not be exercised to the extent that the Exchanging Holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the Exchanging Holder, 9.99%) of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the Exchanging Holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise. Under the 2023 Consent Agreement, we issued (i) 412,293 shares of common stock and (ii) Class C Warrants to purchase up to 726,344 shares of common stock upon the conversion or exchange of an aggregate of 9,963 shares of Series A-1 Preferred Stock. In addition, pursuant to the 2023 Consent Agreement, we and the holders agreed to amend and restate the Certificate of Designation of Preferences, Rights and Limitations for the Series A-1 Preferred Stock to (i) make certain adjustments to reflect Company’s one-for-35 reverse split of the common stock effected on September 20, 2023, (ii) remove all voting rights, except as required by applicable law, (iii) increase the stated value of the Series A-1 Preferred Stock to $10,000 from $1,000, and (iv) adjust the conversion price of the Series A-1 Preferred Stock to $87.50 from $8.75 as a result of the increase in stated value.

On December 17, 2024, we entered into a Consent and Amendment Agreement (the “2024 Consent Agreement”) with certain holders of securities issued in the Private Placement pursuant to which, among other things, the such holders agreed to further amend and restate the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock (effective upon the closing of the Offerings (as defined below)) to, among other things: (i) remove the obligation of the Company to pay dividends on shares of the Series A-1 Preferred Stock in certain circumstances; (ii) remove the provisions that require the Company to obtain the consent of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock to take certain actions, such as the incurrence of certain indebtedness, the granting of liens and the purchase or redemption of outstanding equity securities; (iii) remove the liquidation preference applicable to the Series A-1 Preferred Stock; (iv) reduce the conversion price of the Series A-1 Preferred Stock to $4.34 from $87.50; (v) prevent the conversion of the Series A-1 Preferred Stock for a period ending on the earlier of (A) the effective date of a resale registration statement covering the additional shares of common stock issuable upon the conversion of the Series A-1 Preferred Stock as a result of the reduction in the conversion price (the “Effective Date”) and (B) the six-month anniversary of the closing of the Offerings; (vi) provide for the automatic conversion of the Series A-1 Preferred Stock into either shares of common stock or the Company’s Class C Warrants at the conversion price upon the earlier of (A) the Effective Date or (B) as determined by the written consent of the holders of at least a majority of the outstanding shares of Series A-1 Preferred Stock which must include AIGH Investment Partners LP and its Affiliates (“AIGH”) for so long as AIGH holds at least $1,500,000 in aggregate Stated Value of Series A-1 Preferred Stock; and (vii) remove certain price protection provisions which had expired pursuant to their terms.

The Private Placement and related transactions and the transactions contemplated by the 2023 Consent Agreement and the 2024 Consent Agreement were exempt from registration under Section 4(a)(2) of the Securities Act (or Rule 506(b) of Regulation D) as not involving any public offering.

The Offerings

Release Agreement

On December 17, 2024, we entered into a General Release with The Hewlett Fund LP (“The Hewlett Fund”) pursuant to which The Hewlett Fund has agreed on its own behalf and on behalf of certain of its related parties to release us and certain of our related parties from any claims, including claims arising out of the transactions contemplated by the Purchase Agreement, effective as of the Effective Time, in exchange for the Release Warrants. The Release Warrants have an exercise price of $0.0001, became exercisable upon issuance and will expire when exercised in full. The Release Warrants may be exercised for cash or on a cashless basis at the election of The Hewlett Fund.

The Release Warrants and the shares of common stock exercisable thereunder were offered and sold without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Registered Direct Offering and Concurrent Private Placement

On December 18, 2024, we entered into a securities purchase agreement with certain institutional investors (the “RD Purchasers”), pursuant to which we issued and sold to the RD Purchasers: (i) in a registered direct public offering 1,449,997 shares of common stock and (ii) in a concurrent private placement Class D Purchase Warrants to purchase up to 1,449,997 shares of common stock (“RD Offering”). The purchase price for each share of Common Stock sold in the RD Offering was $3.00. The RD Offering closed on December 20, 2024. The Class D Warrants have an exercise price of $3.00, became exercisable upon issuance and will expire on December 31, 2025. If at the time of exercise more than six months after the issuance date there is no effective registration statement registering, or the prospectus contained therein is not available for the resale or other disposition of the shares of common stock underlying the Class D Warrants, then the Class D Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Class D Warrant. Due to the short-term nature of the Class D Warrants, a holder whose exercise of Class D Warrants would result in its beneficial ownership exceeding the applicable beneficial ownership limitation will have the right to receive pre-funded warrants upon the exercise of its Class D Warrants for the amount of such excess.

The Class D Warrants issued to the RD Purchasers in the RD Offering were issued and sold without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Private Placement

Concurrently with the RD Purchaser Offering, we entered into a securities purchase agreement with certain institutional investors (the “PIPE Investors”), pursuant to which the Company agreed to issue and sell to the PIPE Investors in a private placement (the “PIPE” and together with the RD Offering, the “Offerings”): (i) 169,784 shares of common stock, (ii) Pre-Funded Warrants to purchase up to 930,215 shares of common stock, and (iii) Class D Warrants to purchase up to 1,099,999 shares of common stock. The purchase price for each share of common stock sold in the PIPE was $3.00. The purchase price for each Pre-Funded Warrant sold in the PIPE was $2.9999. The PIPE closed on December 20, 2024. The Pre-Funded Warrants have an exercise price of $0.0001, became exercisable upon issuance and will expire when exercised in full. The Pre-Funded Warrants may be exercised on a cashless basis pursuant to which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Pre-Funded Warrant.

The securities issued to the PIPE Investors in the PIPE were issued and sold without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Placement Agent Compensation

Craig-Hallum Capital Group LLC (the “Placement Agent”) acted as the placement agent in connection with the Offerings. On December 18, 2024, we and the Placement Agent entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with respect to the Offerings. Pursuant to the Placement Agency Agreement and an engagement letter, dated October 1, 2024, by and between us and the Placement Agent, we issued to the Placement Agent Placement Agent Warrants to purchase up to 127,499 shares of common stock with an exercise price per share of $3.00. The Placement Agent Warrants will expire on December 18, 2029.

The Placement Agent Warrants and the shares of common stock exercisable thereunder were offered and sold without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 16. Exhibits

Exhibit No.	Description

2.1*	Share Exchange Agreement, dated as of February 23, 2021, among the Registrant, SmartKem Limited and the shareholders of SmartKem Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

3.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended to date (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on March 31, 2025)

3.2	Amended and Restated Bylaws of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

4.1	Form of Registration Rights Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

4.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

4.3	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

4.5	Form of Class A Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 15, 2023)

4.6	Form of Class B Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 15, 2023)

4.7	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 15, 2023)

4.8	Form of Class C Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 29, 2024)

4.9	Form of Pre-funded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 20, 2024)

4.10	Form of Class D Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 20, 2024)

5.1^	Opinion of Lowenstein Sandler LLP

10.1#	2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

10.2#	U.K. Tax Advantaged Sub-Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

10.3*	Form of Subscription Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

10.4#	Employment Agreement, dated as of February 23, 2021, by and between the Registrant and Ian Jenks (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

10.5#	Employment Agreement, dated as of February 23, 2021, by and between SmartKem Limited and Simon Ogier (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

10.6#	Consultancy Agreement, dated as of February 23, 2021, by and between SmartKem Limited and B Brown Consultants Ltd. (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

10.7	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.16 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

10.8	Form of Pre-Exchange Indemnity Agreement (incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

10.9	Letter Agreement, dated as of February 23, 2021, among the Registrant and Octopus Titan VCT plc and certain related parties (incorporated by reference to Exhibit 10.18 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

10.10	Subscription Agreement, dated January 27, 2022, by and between the Company and the Purchasers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 27, 2022)

10.11	Registration Rights Agreement, dated January 27, 2022, by and between the Company and the Purchasers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 27, 2022)

10.12* **	Renewal Lease by Reference of Lease of The Whole of the 8th Floor, Hexagon Tower, Manchester, M9 8GP, dated April 12, 2022, between AG Hexagon BV and SmartKem Limited (incorporated by reference to Exhibit 10.3 on the Company’s Quarterly Report on Form 10-Q filed on May 13, 2022)

10.13#	Employment Agreement, dated as of December 14, 2022, by and between the Registrant and Barbra Keck (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-K filed on March 30, 2023)

10.14	Form of Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 15, 2023)

10.15	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 15, 2023)

10.16*	Technical Service Agreement, dated July 1, 2023, by and between SmartKem Limited and Industrial Technology Research Institute (incorporated by reference to Exhibit 10.27 to the Company’s Registration Statement on Form S-1 filed on July 24, 2023)

10.17#	Amendment to the 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 28, 2023)

10.18	Form of Consent Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 29, 2024)

10.19	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 29, 2024)

10.20	Framework Supply Agreement, dated March 22, 2024, by and between SmartKem Limited and CPI Innovation Services Limited (incorporated by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K filed on March 27, 2024)

10.21*	Joint Development Agreement, dated July 26, 2024, by and between SmartKem Limited and Shanghai Chip Foundation Semiconductor Technology Co., Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 8, 2024)

10.22**	Collaboration Agreement, dated November 19, 2024, by and between SmartKem Limited and AUO (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 25, 2024)

10.23**	Collaboration Agreement, dated December 2, 2024, by and between SmartKem Limited and Flexible Integrated Circuits, SL (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 5, 2024)

10.24	Consent and Amendment Agreement, dated December 17, 2024, by and among SmartKem, Inc. and the holders party thereto(incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 18, 2024)

10.25	General Release, dated December 17, 2024, by and between SmartKem, Inc. and Hewlett Fund LP (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 18, 2024)

10.26	Placement Agency Agreement, dated December 18, 2024, by and between SmartKem, Inc. and Craig-Hallum Capital Group LLC (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on December 20, 2024)

10.27	Form of Securities Purchase Agreement, dated December 18, 2024, by and among SmartKem, Inc. and the purchasers party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 20, 2024)

10.28	Form of Securities Purchase Agreement, dated December 18, 2024, by and among the Company and the purchasers party thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 20, 2024)

10.29	Form of Registration Rights Agreement, dated December 18, 2024, by and among the Company and the parties thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 20, 2024)

10.30#	Employment Agreement, dated as of March 10, 2025, by and between SmartKem Limited and Jonathan Watkins (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 10, 2025)

10.31**	Letter of Variation, dated March 28, 2025, by and between SmartKem Limited and CPI Innovation Services Limited (incorporated by reference to Exhibit 10.31 to the Company’s Annual Report on Form 10-K filed on March 31, 2025)

10.32*	License of Office Space, dated March 28, 2025, by and between SmartKem Limited and CPI Innovation Services Limited (incorporated by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K filed on March 31, 2025)

16.1	Letter to Securities and Exchange Commission from Marcum LLP dated April 22, 2025 (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on April 22, 2025)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on March 30, 2023)

23.1†	Consent of Marcum LLP, independent register public accounting firm

23.2^	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)

24.1^	Power of Attorney (included on the signature page)

107^	Filing Fee Table

* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally a copy of any of the omitted schedules and exhibits to the SEC on a confidential basis upon request.

† Filed herewith.

^ Previously filed.

# Indicates management contract or compensatory plan.

** Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) is of the type the registrant customarily and actually treats as private or confidential. The Registrant hereby undertakes to furnish supplementally a copy of any of the omitted schedules and exhibits to the SEC on a confidential basis upon request.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (b)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(f) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Manchester, Great Britain, the United Kingdom on April 28, 2025.

SMARTKEM, INC.

By:	/s/ Ian Jenks
Ian Jenks
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated:

Person	Capacity	Date

/s/ Ian Jenks	Chief Executive Officer and Director
Ian Jenks	(Principal Executive Officer)	April 28, 2025

/s/ Barbra C. Keck	Chief Financial Officer
Barbra C. Keck	(Principal Financial and Accounting Officer)	April 28, 2025

*
Klaas de Boer	Director	April 28, 2025

*
Steven DenBaars	Director	April 28, 2025

*
Sri Peruvemba	Director	April 28, 2025

*
Melisa Denis	Director	April 28, 2025

* By:	/s/ Barbra C. Keck
Barbra C. Keck
Attorney-in-Fact